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                                                                EXHIBIT (8) (a)




                                                                March 12, 1997

Roig Commercial Bank
63 Carreras Street
Humacao, Puerto Rico 00979

Dear Sirs:

        We have acted as your counsel in connection with (i) the execution of the Agreement and Plan of Merger dated as of December 30, 1996 (the "Merger Agreement"), among BanPonce Corporation ("BanPonce"), Banco Popular de Puerto Rico and Roig Commercial Bank ("RCB") and the consummation of the transactions contemplated thereby, including the merger of RCB with and into Banco Popular (the "Merger"), and (ii) the preparation and filing with the Securities and Exchange Commission by BanPonce of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 ("the Act") relating to the registration under the Act of shares of Common Stock of Ban Ponce to be issued to the shareholders of RCB upon the consummation of the Merger.

        In Connection with this opinion, we have reviewed the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary for purposes of this opinion. With respect to factual matters, we have relied on the representations made in or pursuant to the Merger

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Roig Commercial Bank
Page 2
March 12, 1997


Agreement and on certificates and representatives of public officials corporate officers. We have assumed the authenticity of all original documents and the conformity to original documents of all documents submitted to us as copies.


        Based on the foregoing, we are of opinion that the description of certain Puerto Rico tax consequences of the Merger contained in the form of prospectus forming part of the Registration Statement under the captions "The Merger - Certain Tax Consequences of the Merger" and "Summary - Certain Tax Consequences of the Merger" is accurate in all material respects.

        We are admitted to practice only in the Commonwealth of Puerto Rico and express no opinion as to matters governed by any laws other than the laws of Puerto Rico.

        This opinion is being delivered solely in connection with the filing of the Registration Statement and the transactions contemplated therein, and may not be relied upon for any other purpose.
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Roig Commercial Bank
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March 12, 1997


        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          McCONNELL VALDES